EXHIBIT 4


                       ADVANCED MACHINE VISION CORPORATION
                       1997 NONQUALIFIED STOCK OPTION PLAN


     1. Purpose. The Advanced Machine Vision Corporation 1997 Nonqualified Stock Option Plan (the "Plan") is hereby established to grant to key employees and consultants of Advanced Machine Vision Corporation and its Subsidiaries (individually and collectively, the "Company") an opportunity to acquire Class A Common Stock of Advanced Machine Vision Corporation (the "Stock"), and to create an incentive for such persons to remain in the employ of the Company and to contribute to its success.

     As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the terms "Parent" and "Subsidiary" shall have the meaning set forth in Sections 424(e) and (f) of the Code.

     2. Administration. The Plan shall be administered by the Board of Directors or a Plan Committee of the Board of Directors of the Company (the "Administrator"). The Administrator shall consist of two members of the Board of Directors who are "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Administrator shall determine the meaning and application of the provisions of the Plan and all option agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Administrator shall have the sole authority to determine:

     (a) The persons to whom options to purchase Stock shall be granted;

     (b) The number of options to be granted to each person;

     (c) The price to be paid for the Stock upon the exercise of each option;

     (d) The period within which each option shall be exercised; and

     (e) The terms and conditions of each stock option agreement entered into between the Company and persons to whom the Company has granted an option.

     3. Eligibility. Key employees and consultants of the Company, as determined by the Administrator, shall be eligible to receive grants of options under the Plan.

     4. Stock Subject to Plan. There shall be reserved for issue upon the exercise of options granted under the Plan 500,000 shares of Stock or the number of shares of Stock, which, in accordance with the provisions of Section 10 hereof, shall be substituted therefore. Such shares may be authorized but unissued shares or treasury shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the Plan unless prohibited by law.

     5.    Terms of Options.

           (a) Nonqualified Stock Options. Only nonqualified options may be granted under the Plan. Each nonqualified stock option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and the Company. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Administrator may deem appropriate in each case:

                  (1) Option Exercise Price. The exercise price to be paid for each share of Stock upon the exercise of an option shall be determined by the Administrator at the time the option is granted, but shall in no event be less than 85% of the fair market value of the shares on the date the option is granted. As used in this Plan, the term "date the option is granted" means the date on which the Administrator authorizes the grant of an option hereunder or any later date specified by the Administrator. Fair market value of the shares shall be (i) the closing price of shares of Stock sold on a national stock exchange on the date the option is granted (or if there was no sale on such date, the closing price on the most recent date the Stock traded), or (ii) if the Stock is not listed on a national stock exchange on the date the option is granted, the closing price of the Stock in the National over-the-counter market on the date the option is granted, or (iii) if the Stock is not traded in any market, that price determined by the Administrator to be fair market value, based upon such evidence as it may think necessary or desirable.

                  (2) Period of Option. The period or periods within which an option may be exercised shall be determined by the Administrator at the time the option is granted, but shall in no event exceed ten years from the date the option is granted.

                  (3) Payment for Stock. The option exercise price for Stock purchased under an option shall be paid in full at the time of purchase. The Administrator may provide that the option exercise price be payable, at the election of the holder of the option, with the consent of the Administrator, in whole or in part either in cash or by delivery of Stock in transferable form, such Stock to be valued for such purpose at its fair market value on the date on which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no employee shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

     6. Nontransferability. The options granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     7.   Termination  of  Employment.   Upon   termination  of  the  Optionee's
employment, his rights to exercise options then held by him shall be only as follows:

           (a) Retirement or Disability. If the Optionee's employment is terminated by reason of his retirement by the Company, or, with the approval of the Administrator, because of disability or other reasons, he may, within three months following such termination, exercise the option to the extent the right to exercise had accrued at the time of termination of employment. However, in the event of his death prior to the end of the three-month period after the aforesaid termination of his employment, his estate shall have the right to exercise the option within one year following such termination with respect to all or any part of the shares subject thereto, to the extent the right to purchase such shares had accrued at the time of termination of employment.

           (b) Death. If an Optionee's employment is terminated by death, his estate shall have the right, for a period of one year following the date of such death, to exercise the option to the extent the right to exercise had accrued prior to the date of his death.

           (c) Other Terminations. When an Optionee's employment is terminated for any reason other than those provided in Sections 7(a) and 7(b) above, his options shall be exercised only if and to the extent that they are exercisable on the date of termination of his employment, and such options shall terminate thirty days following the date of his termination of employment. In no event, however, shall such options be exercised pursuant to this Section 7 after the expiration date set forth in Paragraph 2 of the option agreement.

     8. Acceleration upon Termination or Sale of Company. The Administrator may determine to accelerate the exercisability of any or all options after termination of employment. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, an option granted under the Plan, in addition to accelerated exercisability under any provisions of Section 10(b) hereof that may be applicable, will, in the discretion of the Administrator, if so authorized by the Board of Directors and conditioned upon consummation of such disposition of assets or stock, become immediately exercisable during the period commencing as of the date of the execution of such agreement and ending as of the earlier of the stated termination date of the option or the date on which the disposition of assets or stock contemplated by the agreement is consummated.

     9. Transfer to Related Corporation. In the event an employee leaves the employ of the Company to become an employee of a Subsidiary or an employee leaves the employ of a Subsidiary to become an employee of the Company or another Subsidiary, such employee shall be deemed to continue as an employee for the purposes of this Plan.

     10.   Adjustment of Shares.

           (a) In the event of changes in the outstanding Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Administrator), an appropriate adjustment shall be made by the Administrator in the number of shares reserved under the Plan, in the number of shares set forth in Section 4 hereof, and in the number of shares and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Administrator as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Administrator. The Administrator shall give prompt notice to all optionees of any adjustment pursuant to this Section.

           (b) Section 10(a) above to the contrary notwithstanding, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Administrator) or in the event of the liquidation or dissolution of the Company, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation, or dissolution unless the agreement with respect thereto provides for the assumption of such options by the continuing or surviving corporation. Any other provision of this Plan to the contrary notwithstanding, all outstanding options granted hereunder shall be fully exercisable for a period of 30 days prior to the effective date of any such merger, consolidation, reorganization, liquidation, or dissolution unless such options are assumed by the continuing or surviving corporation.

     11. Securities Law Requirements. The Administrator may require prospective optionees, as a condition of either the grant or the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for resale. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

     12. Tax Withholding. The Company may require an optionee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an option granted hereunder.

     13. Amendment. The Board of Directors may amend the Plan at any time. The provisions of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     14. Termination. The Plan shall terminate automatically on September 23, 2007. The Board of Directors may terminate the Plan at any earlier time. The termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination, but no option shall be granted after such date.

     15. Effective Date. The Plan shall be effective upon its adoption by the Board of Directors of the Company which is September 23, 1997.